EXHIBIT 10.1
AMENDMENT NO. 1 TO
RESTRICTED STOCK UNIT GRANT NOTICE

    This AMENDMENT NO. 1 TO RESTRICTED STOCK UNIT GRANT NOTICE (this “Amendment”) is entered into effective as of [_______], 2023 (the “Amendment Effective Date”), by and between Maravai LifeSciences Holdings, Inc., a Delaware corporation (the “Company”) and [_____________] (“Participant”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in that certain Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement (the “Agreement”), by and between the Company and Participant, dated as of [________] (the “Grant Date”).

WHEREAS, the Company granted [______] RSUs to Participant pursuant to the Agreement on the Grant Date; and
    WHEREAS, the Company desires to amend the Agreement as set forth herein, effective as of the Amendment Effective Date.
    NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, the Company and Participant agree as follows:
1.Vesting; Forfeiture. Section 2.1 of the Agreement is hereby deleted in its entirety and replaced with the following:
“(a)     The RSUs will vest according to the vesting schedule in the Grant Notice. In the event of Participant’s Termination of Service for any reason, all unvested RSUs will immediately and automatically be cancelled and forfeited, except as otherwise determined by the Administrator or provided in a binding written agreement between Participant and the Company.
(b)    Notwithstanding anything in the Grant Notice, this Agreement or the Plan to the contrary, the RSUs will vest in their entirety if Participant’s Termination of Service is by involuntary termination without Cause or by voluntary resignation for Good Reason, in either case within two years following a Change in Control.
(c)    As used herein, “Good Reason” means (a) in the case where there is no employment agreement, offer letter, consulting agreement, change in control agreement, or similar agreement in effect between the Company or an Affiliate and Participant at the time of the grant of the Award (or where there is such agreement in effect but it does not define “good reason” (or words of like import)), (i) any action by the Company or the surviving entity following a Business Combination which results in a material reduction in Participant’s title, status, authority, duties or responsibilities, (ii) a reduction in Participant’s annual base salary, target annual bonus or the target grant date value of Participant’s annual equity award (in relation to the target for Participant’s most recent annual equity award prior to the Change in Control or, if no such award, the target for such award for the Company executive most similarly situated to Participant), or (iii) the relocation of Participant’s principal office or place of work to a location that would cause an increase by more than thirty-five (35) miles in Participant’s one-way commuting distance from Participant’s principal personal residence at the time of the Change in Control, in each case without the prior written consent of Participant or (b) in the case where there is an employment agreement, offer letter, consulting agreement, change in control agreement, or similar agreement in effect between the Company or an Affiliate and Participant at the time of the Change in Control that defines “good reason” (or words of like import), “good reason” as defined under such agreement. Notwithstanding anything herein to the contrary, any assertion by Participant of a termination for Good Reason will not be effective unless all of the following conditions are satisfied: (A) Participant must provide written notice to the Board or the board of the surviving entity following a Business Combination of the existence of such condition(s) giving rise to Good Reason within thirty (30) days after the initial occurrence of such condition(s); (B) the condition(s) specified in such notice must remain uncorrected for thirty (30) days following the Board’s or the surviving entity board’s receipt of such written notice; and (C) the date of Participant’s Termination of Service must occur within sixty (60) days after the initial occurrence of the condition(s) specified in such notice. Further and notwithstanding anything herein to the contrary, any Change in Control does not and will not in and of itself constitute Good Reason.”
2.Miscellaneous. Except as expressly set forth herein, all terms and provisions contained in the Agreement shall remain in full force and effect and are hereby ratified and confirmed. The provisions of this Amendment shall be binding upon, and shall inure to the benefit of, the successors and assigns of the Company and Participant, respectively. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware. This Amendment may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

    IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

MARAVAI LIFESCIENCES HOLDINGS, INC.

By: _____________________________
Name:
Title:

PARTICIPANT

________________________________
Name: [_____________]

Signature Page to
Amendment No. 1 to Restricted Stock Unit Grant Notice